EXHIBIT 1.2
















                         BELL CANADA INTERNATIONAL INC.


                                    BY-LAWS AND
                           ADMINISTRATIVE RESOLUTION

                         BELL CANADA INTERNATIONAL INC.




                                  BY-LAW NO. 1


                         A BY-LAW TO REGULATE GENERALLY
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                   THE BUSINESS AND AFFAIRS OF THE CORPORATION
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                                    PREAMBLE

INTERPRETATION - Where the context requires, words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.



                                     PART 1


                                  SHAREHOLDERS

Section 1.01   Meetings - Subject to the laws governing the  Corporation,
               --------
               meetings of shareholders of the Corporation may be held at such place and at such time as the directors, the Chairman of the Board or the President shall determine.

Section 1.02   Notice of  Meetings  - Notice of the time and place of a meeting
               -------------------
                of  shareholders  shall be sent  not  less  than 21 days  nor more than 50 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditors of the Corporation. Where there is more than one person registered as a shareholder in respect of any share or shares, such notice may be given to whichever of such persons is named first in the securities register of the Corporation and any notice so given shall be sufficient notice to all of them. In the event that it is impossible or impracticable for any reason whatsoever to give notice as otherwise permitted under the laws governing the Corporation, notice may be given by advertisement published once in a newspaper in such cities or places as the directors may from time to time determine.

Section 1.03   Quorum - Except as otherwise  provided in the Articles of the
               ------
               Corporation, the holders present in person or by proxy of not less than 25% of the outstanding shares of the Corporation entitled to be voted at a meeting of shareholders shall constitute a quorum.

Section 1.04   Presiding Officer - The Chairman of the Board, or in his absence,
               -----------------
               the President, or in his absence, any other officer who is a director, or in his absence, any Vice-President who is a shareholder, shall preside at any meeting of the shareholders. If all of the foregoing officers are absent, the persons present and entitled to vote at said meeting shall choose one of their number to act as chairman of the meeting.

Section 1.05   Procedure at Meetings - The chairman of any meeting of
               ---------------------
               shareholders shall conduct the meeting and shall determine the procedure thereof in all respects. His decision on all matters or things, including but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy, shall be conclusive and binding upon the meeting.

Section 1.06   Persons  Entitled  to be  Present - The only  persons  entitled
               ---------------------------------
               to attend a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditors and others who, although not entitled to vote, are entitled or required under the laws governing the Corporation or the Articles of the Corporation to be present at the meeting. Any other person may be admitted by permission of the chairman of the meeting or with the consent of the meeting.

Section 1.07   Scrutineers  - The  chairman of a meeting of  shareholders  may,
               -----------
               or if a ballot is to be taken shall, appoint one or more persons, who need not be shareholders, to act as scrutineers at any such meeting.

Section 1.08   Voting  - Voting at any meeting of shareholders shall be by a
               ------
               show of hands except where, either before or after any vote by show of hands, a ballot is required by the chairman of the meeting or is demanded by any person present and entitled to vote at the meeting. A requirement or a demand for a ballot may be withdrawn at any time prior to the taking of the ballot. Any ballot shall be taken in such manner and either at once or after adjournment, as the chairman of the meeting shall direct. Unless otherwise required by law or by the Articles of the Corporation, a majority of the votes cast shall be sufficient for all purposes and shall be the decision of the meeting. A declaration by the chairman of any meeting that a vote taken upon a question has been carried or carried unanimously or by a particular majority, or lost or not carried by a particular majority, shall be conclusive evidence of the fact. In case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall be entitled to a casting vote in addition to the vote or votes to which he is entitled as a shareholder or proxyholder. Where there is more than one person registered as a shareholder in respect of any share or shares and if more than one of such persons be present at any meeting in person or by proxy, that one of the said persons so present whose name stands first in the securities register of the Corporation in respect of such share or shares shall alone be entitled to vote in respect thereof.

Section 1.09   Dividends  -  A dividend  payable in cash may be paid by cheque
               ---------
               drawn on the Corporation's bankers or one of them, to the order of each registered holder of shares of the class or series in respect of which it has been declared and sent by prepaid ordinary mail or delivered to such registered holder at his address as recorded in the securities register of the Corporation, unless such holder has otherwise directed. In the case of joint holders the cheque shall, unless such joint holders have otherwise directed, be made payable to the order of all such joint holders and if more than one address is recorded in the securities register of the Corporation in respect of such joint holding, the cheque shall be mailed or delivered to the first address so recorded. The mailing or delivery of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge all liability for the dividends to the extent of the sum represented thereby plus the amount of any tax, levy or duty which the Corporation was required to and did withhold. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount upon such terms as to indemnity, reimbursement of expenses and evidence of non-receipt as the directors or any officer or agent designated by them may from time to time prescribe, whether generally or in any particular case.

Section 1.10   Addresses of  Shareholders  - Every shareholder shall furnish to
               --------------------------
               the Corporation an address to which all notices and documents intended for the shareholder shall be sent. If the shareholder fails to furnish such an address, the Corporate Secretary may insert or cause to be inserted in the records of the Corporation, such address as may be considered to be the most likely to result in the notice or document reaching the shareholder. The Corporate Secretary may change or cause to be changed the address of any shareholder in accordance with any information believed by him to be reliable.

                                     PART 2


                                    DIRECTORS

Section 2.01   Election and Term of Office - The directors shall be elected at
               ---------------------------
               each annual meeting of shareholders to hold office until the next annual meeting or until their respective successors are elected.

Section 2.02   Time, Place and Notice of Meetings - As soon as may be
               -------------------------------------
               practicable after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held, without notice, provided that they shall constitute a quorum, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

               Subject to the provisions of any resolution of the directors, (1) meetings of the directors may be called at any time by or by order of the Chairman of the Board, the President, any other officer who is a director or any two directors and (2) notice of the time and place of each meeting of the directors shall be delivered, mailed, or communicated by telephone, facsimile transmission or any other facilities to each director at his latest address as shown in the records of the Corporation at least 24 hours, excluding weekends and holidays as defined by the Interpretation Act (R.S.Q., c. I-16), before the time fixed for the meeting, save that no notice shall be necessary if all the directors are present or if, either before or after the meeting is held, those absent waive notice.

Section 2.03   Quorum and Voting - The directors may, from time to time,
               -----------------
               fix by resolution the quorum for meetings of the directors but unless so fixed three directors shall constitute a quorum.
               At any meeting of the directors, any question shall be decided by a majority of the votes cast and, in the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Section 2.04   Presiding  Officer - Subject to the provisions of any resolution
               ------------------
               of the directors, the Chairman of the Board, or in his absence, the President or in the absence of all of them, any other officer who is a director, or in the absence also of any such officer, such director as the meeting shall select, shall act as chairman of the meeting.

Section 2.05   Number of Directors - Subject to the provisions of the Articles
               --------------------
               of the Corporation, the number of directors shall be as determined from time to time by resolution of the directors.

Section 2.06   Meetings by Telephone - Where all the directors present at or
               -----------------------
               participating in the meeting have consented thereto, any director may participate in a meeting of the board by means of conference telephone, electronic or other communication facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed for the purposes of the Canada Business Corporations Act and these by-laws to be present at the meeting. If a majority of the directors participating in such a meeting are then in Canada, the meeting shall be deemed to have been held in Canada.


                                     PART 3


                             EXECUTION OF DOCUMENTS

Section 3.01   Execution of Documents - The directors  may from time to time
               ----------------------
               determine the officers or other persons by whom any documents of the Corporation shall be executed and the manner of execution thereof, including the use of facsimile reproduction of any or all signatures and the use of the corporate seal or a facsimile reproduction thereof.

                                     PART 4


                                 EFFECTIVE DATE

Section 4.01   Effective Date - This by-law shall have effect from its enactment
               --------------
               on September 4, 1997.


        N.B. Should a conflict of interpretation arise between the English and French version of the By-Law No. 1, then the English version shall prevail.

               Enacted September 4, 1997.
               Witness the signatures of the President and the Secretary of the Corporation.


               (s) Derek H. Burney
               -------------------------------------
               Derek H. Burney
               President


               (s) Martine Turcotte
               -------------------------------------
               Martine Turcotte
               Corporate Secretary

                         BELL CANADA INTERNATIONAL INC.


ADMINISTRATIVE RESOLUTION adopted by the Board of Directors of Bell Canada International Inc. (the "Corporation") on September 4, 1997, as amended on
May 4, 1999, October 20, 1999, March 7, 2000, May 1, 2002, January 24, 2003
and May 1, 2003
--------------------------------------------------------------------------------

Section 1. Seal - The seal which is in the form shown immediately below be and it is hereby adopted as the corporate seal of the Corporation.














Section 2. Officers - The Officers of the Corporation and their respective titles, powers and duties shall be as follows:

Section 2.01   Enumeration of Officers - The Officers of the Corporation shall
               -----------------------
               be the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Senior, Group or Executive, Vice-President(s), the Comptroller and any other person designated an Officer by a resolution of the Directors.
               The same person may hold more than one office.

               Except for those who have to be appointed, as provided in Section 2.02 of this Administrative Resolution, all Officers of the Corporation shall hold office until their successors are appointed subject always to resignation or to removal as provided in Section 2.06 of this Administrative Resolution.

Section 2.02   Chairman of the Board, Vice-Chairman of the Board and Chief
               ------------------------------------------------------------
               Executive Officer - The Directors shall from time to time appoint
               -----------------
               from among themselves a Chairman of the Board who may but need not be the Chief Executive Officer, a Vice-Chairman of the Board and a Chief Executive Officer.

Section 2.03   Powers and Duties - The Chairman of the Board, the Vice-Chairman
               -----------------
               of the Board and the Chief Executive Officer shall have the powers and duties conferred upon each of them respectively by the by-laws of the Corporation and such other powers and duties as the Directors may from time to time determine.

               Except where otherwise provided, during the absence or inability to act of the Chairman of the Board, his duties shall be performed and his powers shall be exercised by the Vice-Chairman of the Board, or in the absence or inability to act of the latter by any other Officer who is a Director or in the absence or inability to act of any such other Officer by such other person or persons as the Directors may at any time and from time to time for that purpose appoint, provided, however, that no person shall have the authority to approve the matters vested in the Chairman of the Board under the Schedule of Authorities of the Corporation unless the Directors have nominated a person as an Interim or Acting Chairman and have granted him specifically such duties and powers. Any such appointment may be general in scope or may be limited to the duties and powers therein mentioned.

               Except where otherwise provided, during the absence or inability to act of the Vice-Chairman of the Board, his duties shall be performed and his powers shall be exercised by any other Officer who is a Director or in the absence or inability to act of any such other Officer by such other person or persons as the Directors may at any time and from time to time for that purpose appoint, provided, however, that no person shall have the authority to approve the matters vested in the Vice-Chairman of the Board under the Schedule of Authorities of the Corporation unless the Directors have nominated a person as an Interim or Acting Vice-Chairman and have granted him specifically such duties and powers. Any such appointment may be general in scope or may be limited to the duties and powers therein mentioned.

Section 2.04   Executive Vice-Presidents, Group Vice-Presidents, Senior
               -----------------------------------------------------------------
               Vice-Presidents and Vice-Presidents - The Directors may from
               -----------------------------------
               time to time appoint one or more Executive Vice-Presidents, one or more Group Vice-Presidents, one or more Senior Vice-Presidents and one or more Vice-Presidents any or more of whom may have the title of Vice-President coupled with a functional or other designation, all or any of whom may but need not be members of the Board of Directors, and wherever the words "the Vice-President" or "a Vice-President" appear in any of the by-laws or Administrative Resolution of the Corporation they shall have reference to and mean an Executive Vice-President, a Group Vice-President, a Senior Vice-President or a Vice-President appointed as aforesaid.

               Such Vice-Presidents shall perform such duties as shall from time to time be prescribed by the by-laws of the Corporation, by the Directors, by the Chairman of the Board or by the Vice-Chairman of the Board.

Section 2.05   Comptroller - The Directors may from time to time appoint a
               -----------
               Comptroller who shall keep or cause to be kept proper accounting records as required by the Canada Business Corporations Act
               (the "CBCA") and any other applicable laws or regulations. The Comptroller's duties shall include the establishment and maintenance of proper and adequate systems of internal controls and such other duties as may from time to time be prescribed by the Directors, the Chairman of the Board or the Vice-Chairman of the Board.

Section 2.06 Removal - The Directors, by an affirmative vote of the majority of the Board, may remove any or all of the Officers and may appoint others in their place or places.

Section 3      Corporate Secretary and Assistant Corporate Secretaries - The
               -------------------------------------------------------
               Directors shall from time to time as may be required appoint a Corporate Secretary whose duty it shall be to attend meetings of the Shareholders and of Directors, to keep minutes of their proceedings and to make a proper record thereof in a book or books to be kept for that purpose. The Corporate Secretary shall attend to the giving and service of all noticesrequired to be given by the Corporation. The Corporate Secretary shall keep and have charge of all books, registers, reports, certificates and other documents required by law to be kept or filed by the Corporation, responsibility for which has not been assigned to another person or other persons by the Directors, the Chairman of the Board or the Vice-Chairman of the Board. The Corporate Secretary shall sign such contracts and other documents as require signature by a Corporate Secretary, and shall perform such other duties as appertain to the office of the Corporate Secretary and as shall from time to time be prescribed by the by-laws of the Corporation, by the Directors, the Chairman of the Board or the Vice-Chairman of the Board.

               With the approval of the Chairman of the Board or the Vice-Chairman of the Board, the Corporate Secretary may appoint one or more Assistant Corporate Secretaries to perform such of the Corporate Secretary's duties as may be definitely assigned, or, in the absence or inability to act of the Corporate Secretary all or any of the duties of the Corporate Secretary.


Section 4. Share Certificates - Subject to law, and unless otherwise authorized by the Directors, certificates for shares or other equity securities of the Corporation shall be issued in accordance with the following rules and procedures:

               (a) The certificates shall be in such form or forms as the Directors may from time to time approve;

               (b) The certificates shall be signed by the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, a Vice-President or a
               Director, and by any one of a Director, the Corporate Secretary or any other person appointed by the Directors to sign for the Corporate Secretary;

               (c) Certificates shall also be countersigned by a Transfer Clerk or by the Transfer Agent and registered by the Registrar;

               (d) The signatures of such Directors, Officers, the Corporate Secretary or any other person appointed by the Directors to sign for the Corporate Secretary, and of the Transfer Clerk, Transfer Agent, or Registrar may be mechanically reproduced in facsimile on certificates, and when so reproduced shall be valid and binding upon the Corporation notwithstanding that the persons whose signatures are so reproduced may not hold office at the time the certificates are issued, provided that at least one of the persons by whom the certificates are to be signed as provided in paragraphs (b) and (c) of this Section 4 shall sign the same manually; and

               (e) It shall not be necessary to affix the corporate seal of the Corporation to any share certificate.

Section 5.     Execution of Documents - Documents of the Corporation shall be
               ----------------------
               executed as hereinafter provided, unless otherwise prescribed by the Schedule of Authorities of the Corporation or unless otherwise authorized by the Directors under a resolution of the Board of Directors. Authority to execute a document does not include the authority to approve the transaction reflected in such document. Approval authority is vested in the appropriate officials designated under the Schedule of Authorities of the Corporation or under a specific resolution of the Board of Directors.

               (a) All promissory notes, bonds, debentures, or securities issued by the Corporation shall be signed by the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, a Vice-President or a Director, and by the Corporate Secretary, the Treasurer, an Assistant Corporate Secretary or an Assistant Treasurer. Interest coupons appertaining to such bonds or debentures shall be signed by the Treasurer, Corporate Secretary or an Assistant Treasurer. If authorized by resolution of the Directors, the signature of the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or of a Vice-President and of the Corporate Secretary or an Assistant Corporate Secretary on any bonds, debentures or securities issued by the Corporation and the signature of the Treasurer, Corporate Secretary or an Assistant Treasurer on any coupons appertaining thereto may be mechanically reproduced in facsimile. Such signatures shall for all purposes be deemed to be the signatures of the Officers or persons aforesaid and any bonds, debentures, securities or coupons so signed and issued shall be binding upon the Corporation notwithstanding that any person whose signature may have been so mechanically reproduced does not hold such office, or any other office in the Corporation, at the date when such bond, debenture, security or coupon is issued or presented for payment;

               (b) All transfers or assignments of shares of stock, bonds or other securities held by the Corporation shall be signed by a Director or an Officer;

               (c) All cheques or similar instruments drawn on the funds of the Corporation shall be signed as directed by the Board or Directors;

               (d) All cheques or similar instruments payable to the order of the Corporation shall be endorsed "for deposit only" and deposited to the credit of the Corporation in the financial institution or financial institutions designated by the Directors, such endorsement to be made by or under the authority of a Director or an Officer;

               (e) All other documents requiring the signature of the Corporation, including without limitation undertakings, conveyances, deeds of sale, bills of sale, contracts, statutory declarations and discharges, shall be signed by a Director or an Officer. The Directors shall have power from time to time by resolution to appoint any Officer or Officers or any person or persons to sign on behalf of the Corporation such documents generally or specific documents or classes of documents; and

               (f) The seal of the Corporation may, when required, be affixed by or at the direction of the Corporate
               Secretary or an Assistant Corporate Secretary to any of the documents referred to in Sections 5 and 6.

Section 6.     Shares And Securities In Other Bodies Corporate

               (a) All shares or other securities held from time to time by the Corporation and carrying voting rights in any other body corporate may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities, as the case may be, of such other body corporate by or under the authority of the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or any other Officer who is also a Director or as the Directors may from time to time authorize;

               (b) The duly authorized signing Officers of the Corporation referred to in Section 5(e) may from time to time for such purpose execute and deliver for and on behalf of the Corporation such proxies and/or other evidence of the right of such designated person or persons to vote as may be required, and such document or documents so executed shall be conclusive evidence of such appointment; and

               (c) The duly authorized signing Officers of the Corporation referred to in Section 5(e) may from time to time execute resolutions in writing on behalf of the Corporation in respect of shares held by the Corporation in any other body corporate.

Section 7.     Financial Year - The financial year of the Corporation shall be
               --------------
               the calendar year.

Section 8.     Committees of Directors

               (a) Until such time as otherwise determined by the Directors, the Committees of Directors and their respective duties and responsibilities shall be as follows:

               (i)  Audit Committee

                    The Audit Committee shall perform the functions customarily performed by audit committees as set out in detail in the Audit Committee Charter approved by the Board of Directors.

               (ii) Corporate Governance Committee

                    The Corporate Governance Committee will perform the functions customarily performed by nominating committees, compensation committees, corporate governance committees and pension fund policy committees. Among its duties are the following:

                    Directors' nomination and compensation:

                    o to consider and recommend for approval by the Board of Directors, candidates for election or appointment to the Board of Directors;

                    o to conduct an annual review of the Directors' remuneration for Board and Committee service in relation to current norms, and to recommend any change for Board approval;

                    Management Performance and Compensation;
                    Succession Planning:

                    o to recommend for approval by the Board of Directors the appointment of the Chief Executive Officer and to review with the Chief Executive Officer management's assessment of existing management resources and plans for ensuring that qualified personnel will be available as required for succession to Officer and other management ranks, and to report on this matter to the Board of Directors at least once each year;

                    o to assess annually the performance of the Chief Executive Officer against specific performance criteria; to review with the said Officer the annual performance assessments of all other Officers, and to report annually to the Board of Directors on all of the foregoing;

                    o to oversee the Corporation's executive compensation policy and to specifically consider and recommend annually for approval by the Board of Directors all forms of compensation for the Chief Executive Officer and all other Officers;

                    o to review with the Chief Executive Officer, with respect to the Officers' group, any proposed change in organization or personnel or in the Corporation's pension and benefit plans, and to recommend for approval any change requiring Board action;

                    Corporate Governance:

                    o to report to the Board of Directors annually on matters of corporate governance, including standards of performance for Directors and ongoing assessment.


               (b) The Committees of Directors shall be governed by the following provisions and rules and regulations:

                    (i) Members - Each Committee of Directors shall consist of such number of Directors, being not less than three nor more than five, as the Board of Directors may from time to time by resolution determine provided that
                         (i) none of the members of the Audit Committee shall be an employee of the Corporation, (ii) at least one member of the Audit Committee shall be considered a "financial expert" within the meaning of applicable legislation, and (iii) none of the members of the Corporate Governance Committee shall be an employee of the Corporation.

                    (ii) Term - The Chairman and the members of each Committee shall be appointed by resolution of the Board of Directors to hold office from the time of their appointment until the next annual general meeting of the shareholders or until their successors are so appointed.

                    (iii)Procedure for Meetings - Each Committee shall fix its own procedure at meetings and for the calling of meetings.

                    (iv) Quorum and Voting -  Unless otherwise determined from time to time by resolution of the Board of Directors, two Committee members, one of which shall be the Committee Chairman, shall constitute a quorum for the transaction of business at a Committee meeting. The Chairman of the Board or the Vice-Chairman of the Board may however authorize the Committee Chairman to be replaced by another Committee member for any Committee meeting(s) at which the regular Committee Chairman is absent. At a Committee meeting, any question shall be decided by a majority of the votes cast by Committee members, except where only two Committee members are present, in which case any question shall be decided unanimously.

                    (v) Secretary - Unless otherwise determined by resolution of the Board of Directors, the Corporate Secretary or Assistant Corporate Secretary of the Corporation shall be the Secretary of each Committee.

                    (vi) Removal - The Board of Directors may at any time, with or without a motive, remove any member of a Committee.

                    (vii)Vacancies - Vacancies at any time occurring in a
                         Committee shall be filled by resolution of the Board of Directors.

                    (viii)Records - Each Committee shall keep such records as
                         it may deem necessary of its proceedings and shall from time to time report its activities and recommendations to the Board of Directors as appropriate.

Section 9.     Indemnification of Directors and Officers - Subject to the
               -----------------------------------------
               limitations contained in the CBCA but without limit to the right of the Corporation to indemnify any person under the CBCA or otherwise, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or of such body corporate, if (a) he acted honestly and in good faith with a view to the best interest of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Section 10.    Interpretation - Where the context requires, words importing the
               --------------
               singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.


               N.B. Should a conflict of interpretation arise between the
                    English and French versions of the Administrative Resolution, then the English version shall prevail.